Exhibit 99.1

NEWS RELEASE Contact: Steven J. Janusek
Executive Vice President & CFO
sjanusek@reddyice.com
800-683-4423

REDDY ICE ISSUES STATEMENT REGARDING
STOCKHOLDER LETTER

JULY 17, 2007—DALLAS, TEXAS—Reddy Ice Holdings, Inc. (NYSE: FRZ) announced today that the Board of Directors of the Company is in receipt of a letter from Shamrock Capital Advisors Inc. (“Shamrock”) stating that it opposes the agreement between the Company and certain funds managed by GSO Capital Partners LP (“GSO”) relating to the acquisition of the Company by GSO for approximately $1.1 billion.  While the Company respects the views of all of its stockholders, due to the nature of the information in the letter, the Special Committee of the Board of Directors, which was established specifically to evaluate and negotiate the terms of the merger agreement, felt it necessary to issue the following statement:

“The assumptions and projections used as a basis for the leveraged recapitalization strategy proposed by Shamrock were neither provided nor endorsed by the Company and do not reflect the Company’s view.  The Company intends to provide details regarding the analysis leading to the Special Committee’s recommendation to proceed with the GSO transaction, including information about the Company’s financial projections, in a proxy statement which the Company expects to file with the Securities and Exchange Commission (“SEC”) within the next week.  The Company strongly encourages stockholders to read the proxy statement and other relevant materials when they become available.  The Special Committee remains strongly committed to the transaction with GSO and believes it is in the best interests of the Company’s stockholders.

“While the Special Committee believes the transaction with GSO provides an attractive valuation to stockholders, the merger agreement permits the Company to solicit competing proposals for a period of 45 days following the execution of the merger agreement.  The Company and its financial advisor have been actively soliciting interest.  The Special Committee encourages any interested party, including Shamrock or any of the Company’s other existing stockholders, to submit a competing proposal, or to contact the Company or its financial advisor regarding their interest.”

Additional Information

In connection with the proposed merger, the Company will file a proxy statement with the Securities and Exchange Commission. The Company’s investors and security holders are advised to read the proxy statement when it becomes available as it will contain important information about the merger and the parties thereto. The Company’s investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Reddy Ice Holdings, Inc. at the Securities and Exchange Commission’s web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from the Company by directing such request to Steven J. Janusek, Chief Financial Officer and Corporate Secretary, at 214-526-6740.

The Company and its directors, executive officers and other members of its management and employees and GSO Capital Partners LP may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed merger.  Information concerning the interests of participants in the solicitation, which may be different than those of the Company’s shareholders generally, is set forth in the Company’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement related to the merger when it becomes available.

Forward Looking Statements

This press release contains various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s belief as well as assumptions made by and information currently available to management. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Such statements contain certain risks, uncertainty and assumptions. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected.

About Reddy Ice

Reddy Ice is the largest manufacturer and distributor of packaged ice in the United States. With over 2,000 year-round employees, the Company sells its products primarily under the widely known Reddy Ice® brand to approximately 82,000 locations in 31 states and the District of Columbia.  The Company provides a broad array of product offerings in the marketplace through traditional direct store delivery, warehouse programs and its proprietary technology, The Ice Factory®.  Reddy Ice serves most significant consumer packaged goods channels of distribution, as well as restaurants, special entertainment events, commercial users and the agricultural sector.  For more information on Reddy Ice, visit the Company’s Web site at www.reddyice.com.

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